EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 22, 2003 relating to the financial statements and financial statement schedule, which appears in Verilink Corporation’s Annual Report on Form 10-K for the year ended June 27, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
August 30, 2004